UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2025

Onconetix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	ONCO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 24, 2025, Onconetix, Inc. (the “Company”) received a deficiency notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”) that the Company was not in compliance with Nasdaq’s continued listing standards (the “Listing Rules”) as set forth in Listing Rule 5250(c)(1) given the Company’s failure to timely file its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “10-K”), and that this matter serves as an additional basis for delisting the Company’s securities from Nasdaq.

As previously reported in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2025, the Company received a letter from the Nasdaq Listing Qualifications Staff indicating that, based upon the closing bid price of the Company’s common stock, par value $0.00001 per share (“Common Stock”), from November 25, 2024 to January 10, 2025, the Company was no longer in compliance with the requirement for continued listing on The Nasdaq Capital Market to maintain a minimum bid price of $1.00 per share, as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On April 14, 2025, Nasdaq issued a further notice to the Company that it determined that the Company’s securities had a closing bid price of $0.10 or less for ten consecutive trading days and was subject to delisting pursuant to the provisions under Nasdaq Listing Rule 5810(c)(3)(A)(iii). As a result, unless the Company timely requested a hearing before the Nasdaq Hearings Panel (the “Panel”), trading of the Common Stock would be suspended at the opening of business on April 23, 2025, and a Form 25-NSE would be filed with the Commission, which would remove the Company’s securities from listing and registration on Nasdaq. The Company timely requested a hearing before the Panel, which stayed the trading suspension pending the Panel’s decision, and the Panel has scheduled a hearing date of May 27, 2025.

As the Company is already before a Panel for its failure to comply with Minimum Bid Price Rule, the Company has seven calendar days from the date of the Notice, or until May 1, 2025, to request a stay of the suspension, which request will stay the suspension of the Company’s securities pending the Panel’s decision. The Company intends to submit a stay request on or before May 1, 2025.

The Company is working diligently to finalize and file the 10-K as soon as practicable on or prior to the hearing date.

On April 30, 2025, in accordance with Nasdaq’s procedures, the Company issued a press release disclosing the receipt of the Notice from Nasdaq. A copy of the press release is included herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 30, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCONETIX, INC.

Date: April 30, 2025	By:	/s/ Karina M. Fedasz
	Name:	Karina M. Fedasz
	Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

2